UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2014 (February 5, 2014)
_____________

TREDEGAR CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-10258	54-1497771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia (Address of principal executive offices)	23225 (Zip Code)

Registrant’s telephone number, including area code: (804) 330-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2014, Tredegar Corporation (the “Company”) entered into an Amended and Restated Severance Agreement with each of Nancy M. Taylor, the Company’s President and Chief Executive Officer, Mary Jane Hellyar, the Company’s Vice President and President of Tredegar Film Products Corporation, Kevin A. O’Leary, the Company’s Vice President, Chief Financial Officer and Treasurer, and A. Brent King, the Company’s Vice President, General Counsel and Secretary, effective February 3, 2014 (collectively, the “Severance Agreements”). The Severance Agreements amend and restate the severance agreement with Ms. Taylor, effective January 31, 2010, the change in control severance agreement with Ms. Hellyar, effective September 24, 2012, and the change in control severance agreements with Messrs. O’Leary and King, effective March 23, 2012, all of which were due to expire on January 30, 2015.

The Severance Agreements provide that the executives will be entitled to a severance payment from the Company if, during the term of the applicable Severance Agreement, the executive is terminated without cause (as defined in the Severance Agreements), or the executive resigns with good reason (as defined in the Severance Agreements).

If the executive is terminated without cause or resigns with good reason during the 90 day period preceding a change in control (as defined in the Severance Agreements) or after a change in control and before the second anniversary of the control change date (as defined in the Severance Agreements), the amount of severance pay due to the executive is equal to (i) two times the sum of the executive’s base salary (as defined in the Severance Agreements) plus the executive’s target bonus (as defined in the Severance Agreements), (ii) accrued and unused vacation, and (iii) the amount of any unpaid bonus earned by the executive for the prior year if the executive’s termination of employment occurs prior to the bonus payment date.

In all other circumstances in which an executive is terminated without cause or resigns with good reason, the amount of severance pay due to the executive is equal to the sum of (i) a multiple of the executive’s base salary (as described below), plus (ii) a pro rata amount of the executive’s target bonus, plus (iii) accrued and unused vacation, plus (iv) the amount of any unpaid bonus earned by the executive for the prior year if the executive’s termination of employment occurs prior to the bonus payment date. For purposes of such determination, the multiple for Ms. Taylor is two times her base salary and the multiple for Ms. Hellyar and Messrs. O’Leary and King is one and a half times their respective base salaries.

The Severance Agreements include provisions regarding outstanding equity or equity-based awards granted to the executives under the Company’s 2004 Equity Incentive Plan (as amended and restated).  If the executive is terminated without cause or resigns with good reason prior to a change in control of the Company, outstanding option awards that become vested or exercisable solely on account of continued employment will become exercisable and will remain exercisable until the expiration date of the option, and outstanding restricted stock awards and stock unit awards that become vested or earned solely on account of continued employment will be vested and earned.  However, any awards granted to the executives that become vested, exercisable or earned based on the attainment of performance goals or objectives will remain outstanding and will vest, become exercisable or be earned only to the extent that the performance goals or objectives are achieved. In the event of a change in control, outstanding options granted to the executive will become exercisable and will remain exercisable until the expiration date of the option, outstanding restricted stock awards will become vested and outstanding stock unit awards will become earned, in each case as of the date of the change in control.

In the event an executive is terminated without cause or resigns with good reason, the executive also will be entitled to reimbursement of premiums paid for continued health plan coverage under COBRA for up to 18 months of coverage.

In addition, in consideration of the Company’s agreement to pay benefits in accordance with the terms of the Severance Agreements, each executive covenants that during the executive’s employment with the Company or an affiliate and for a period of two years following the date of the executive’s separation from service (as defined in the Severance Agreements), the executive will not directly or indirectly render any services for a competitor that are substantially similar to those the executive provided to the Company or an affiliate, and will not solicit or attempt to solicit, in whole or in part, or do business with any customer for the purpose of providing products that are in competition with products provided by the Company or any affiliate at the time of the executive’s separation from service.  Each executive also covenants that during the executive’s employment with the Company or an affiliate and for a period of one year following the date of the executive’s separation from service, the executive will not directly or indirectly offer employment to, hire, solicit, or cause to be solicited or recruited, any employee of the Company or any affiliate for the purpose of having such employee terminate his or her employment with the Company or any affiliate.

The Severance Agreements have an initial term of two years that ends on February 2, 2016; provided that on February 3, 2016 and each annual anniversary thereafter, the Severance Agreements will be automatically extended, on the same terms and conditions, for successive periods of one year, unless either the Company or the executive provides written notice of its intention not to extend the term at least 90 days prior to the applicable renewal date.  However, if a change in control occurs during the term of the Severance Agreements, the Severance Agreements will be extended until the day before the second anniversary of the date of the change in control.

The foregoing description of the Severance Agreements does not purport to be complete and is qualified in its entirety by reference to the Severance Agreements, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Severance Agreement, effective February 3, 2014, between the Company and Nancy M. Taylor.

10.2	Amended and Restated Severance Agreement, effective February 3, 2014, between the Company and Mary Jane Hellyar.

10.3	Amended and Restated Severance Agreement, effective February 3, 2014, between the Company and Kevin A. O’Leary.

10.4	Amended and Restated Severance Agreement, effective February 3, 2014, between the Company and A. Brent King.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION
(Registrant)

Date: February 7, 2014	By:	/s/ A. Brent King
A. Brent King
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Severance Agreement, effective February 3, 2014, between the Company and Nancy M. Taylor.

10.2	Amended and Restated Severance Agreement, effective February 3, 2014, between the Company and Mary Jane Hellyar.

10.3	Amended and Restated Severance Agreement, effective February 3, 2014, between the Company and Kevin A. O’Leary.

10.4	Amended and Restated Severance Agreement, effective February 3, 2014, between the Company and A. Brent King.